UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Bristol-Myers Squibb Company (“Company” or “BMS”) seeks to continuously improve the quality of its estimates of months on hand of inventories held by its direct wholesaler customers including through review of its methodologies and processes for calculation of these estimates and review and analysis of its own and third parties’ data used in such calculations.

As a result of this ongoing review and analysis, attached as Exhibit 99.1 are months on hand estimates of selected U.S. pharmaceutical products as of September 30, 2004, December 31, 2004 and March 31, 2005 that reflect certain adjustments to the estimates previously disclosed for such quarters. For the third and fourth quarters of 2004, the previously disclosed estimates were calculated using out-movement of the products over a period of twenty-eight days. In the first quarter of 2005, in conjunction with its analysis of direct customer inventory levels for its non-U.S. Pharmaceuticals businesses, BMS revised its methodology to calculate such estimates for all its businesses worldwide based on out-movement of the products over a period of thirty-one days. In addition, in the second quarter of 2005, BMS determined that inventory levels reported by U.S. pharmaceutical wholesalers, which did not include amounts related to goods in transit, should be adjusted to add the Company’s estimate of goods in transit to such wholesalers.

Also attached as Exhibit 99.2 are net sales and estimated number of months on hand of inventories in the direct customer distribution channel for the Company’s International Pharmaceuticals, Mead Johnson Nutritionals and Related Healthcare products as of March 31, 2005.

The Company expects that it will continue to review and refine its methodologies and processes for calculation of these estimates and will continue to review and analyze its own and third parties’ data used in such calculations.

Item 9.01 Financial Statement and Exhibits

(c)    Exhibits

99.1	Months on hand estimates of selected pharmaceutical products in the Company’s U.S. wholesaler distribution chain as of September 30, 2004, December 31, 2004 and March 31, 2005.

99.2	Months on hand estimates of key products in the Company’s International Pharmaceuticals, Mead Johnson Nutritionals and related healthcare direct customer distribution chain as of March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bristol-Myers Squibb Company
Date: July 1, 2005
	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Months on hand estimates of selected pharmaceutical products in the Company’s U.S. wholesaler distribution chain as of September 30, 2004, December 31, 2004 and March 31, 2005

99.2	Months on hand estimates of key products in the Company’s international pharmaceuticals, Mead Johnson Nutritionals and related healthcare direct customer distribution chain as of March 31, 2005